Exhibit 99.1

CONTACT:	Julie Lorigan Vice President, Investor Relations (781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations Berns Communications Group (212) 994-4660

THE TALBOTS, INC. UNVEILS STRATEGIC PLAN FOR
LONG-TERM GROWTH AND SIGNIFICANT PRODUCTIVITY IMPROVEMENT

HINGHAM, Mass., April 1, 2008 – The Talbots, Inc. (NYSE: TLB) today unveiled its strategic plan for long-term growth at its 2008 Investor Meeting. Under the plan, Talbots, Inc. is becoming a design-led organization, focused on delivering compelling merchandise assortments that reflect each brand’s unique identity. In addition, the Company will streamline its operations, control costs and inventories, innovate its marketing programs and implement more efficient processes across all business functions. Further, the Company has identified five key growth platforms upon which to build its business going forward. Together, these initiatives are expected to drive meaningful long-term growth and profitability and deliver enhanced shareholder value.

The Talbots, Inc, strategy is based on the opportunity to significantly improve profitability. The Company will focus on its core competencies to drive stronger operating margins on moderate sales growth.

Commenting on the plan, Talbots President and Chief Executive Officer Trudy F. Sullivan said, “We are extremely pleased with the outcome of our strategic review and believe the process proved highly productive. The results validated the growth potential for both the Talbots and J. Jill brands, and we are now focused on strengthening those brands accordingly.”

“We have identified several key areas of focus and are already well on our way in implementing a number of strategic initiatives. We have significantly strengthened our senior management team with a number of key executive appointments, revamped Talbots and J. Jill merchandising and marketing strategies, exited non-core underperforming concepts and will continue to critically evaluate our entire store base. We believe this has built the right foundation to restore sustainable profitability in 2008 and beyond.”

Five Key Growth Platforms

Recognizing the opportunity to build on Talbots brand close-in concepts, which include Womans, Accessories & Shoes and Collection, the Company also plans to drive growth through penetration of Premium Outlets and restoring profitability at J. Jill.

1.
Talbots Womans - Talbots plans to increase its penetration by adding approximately 35 new Talbots Womans stores over the next 5 years. It will also pilot a new “Boutique” concept, which will offer a fuller assortment within Talbots Misses stores. In addition, Talbots will invest in prospecting and marketing programs that emphasize its ability to outfit all women, regardless of size.

2.
Talbots Accessories & Shoes - Talbots sees significant potential to drive higher Accessories penetration, which has historically delivered steady growth and healthy margins. The Talbots brand will selectively increase inventory levels based on apparel volume and develop cohesive accessory statements to enhance apparel product lines. Talbots brand intends to dramatically tighten its shoe assortment and provide an edited selection that will also more directly compliment its merchandise.

3.
Talbots Collection - Talbots will clearly differentiate its Collection offering, while targeting the core Talbots brand customer. It will look to improve the concept’s gross margin through better sourcing and appropriate pricing. Talbots will look to drive stronger sales by offering Collection more broadly and enhancing promotions.

4.
Talbots Premium Outlets – Talbots is pursuing Premium Outlet opportunities. As the Company improves its inventory management, its need for pure liquidation vehicles is expected to diminish. Talbots has not pursued an outlet strategy in the past, which for others has been a very profitable growth avenue. Talbots has the capability to make special made for outlet merchandise and attract a new customer segment. The Premium Outlet will enable Talbots to create an assortment tailored to this customer, while still preserving its ability to handle liquidation as needed. Talbots has already begun to execute on this initiative and believes there is potential to open approximately 40 stores in three years.

5.
J. Jill Brand - Priority one for J. Jill is to improve performance of its existing store network through (1) improved merchandise, (2) prospecting to increase customer acquisition and (3) marketing to build greater brand awareness. The Company will aggressively manage its store portfolio and limit further expansion until performance improves. Once success is demonstrated J. Jill will seek to expand its store network to full capacity as appropriate, with a target of up to approximately 450 stores. J. Jill will also evaluate additional potential concepts including Womans, Premium Outlets and International.

Talbots and J. Jill Brand Operating Improvement Strategy

The Company will continue to operate as two separate and strong brands, each with a distinct target customer, while leveraging a shared services platform. The Company will continue to utilize its strong multichannel approach and will increase prospecting and frequency of direct mail. The Talbots, Inc. will also invest in redesigning and maintaining competitive websites for both of its brands and will align its retail and direct calendars to deliver a consistent message to its customer through floor sets, catalog and the web.

Going forward, The Talbots, Inc. expects to remain focused on leaner inventories, sourcing initiatives, and improved product flow. As such, the Company is planning to re-engineer its core processes to reflect a company-wide standard. It will look to upgrade its technological platforms and systems to ensure more effective use of its inventory planning and allocation system and is implementing Oracle’s ProfitLogic to optimize markdown timing and depth. The Company believes these actions could result in an improvement of approximately 380 bps in gross margin in 2008.

Financial Outlook

The Company reconfirmed its previously announced guidance for fiscal 2008 as follows: The Talbots, Inc. is planning for top-line growth of approximately 3%. This plan is based on a slightly negative comp, with the Talbots brand decreasing 1% and the J. Jill brand increasing 1%. Consolidated direct marketing sales are planned to increase in the mid-single digit range.

Fiscal 2008 earnings from continuing operations are expected to be in the range of $0.47 to $0.52 per diluted share. The Company is planning for a loss from discontinued operations in the range of ($0.64) to ($0.59) per share, for a total loss per share in the range of ($0.17) to ($0.07), compared to the ($3.56) loss per share reported last year.

Longer-term and assuming that the Company accomplishes all of its initiatives and goals as outlined above, it currently expects to achieve a 4% sales CAGR and operating profit of 7% of sales by fiscal 2010.

For additional information and details regarding the Company’s long range strategy, please access the 2008 Investor Meeting presentation, which will be archived on the Talbots Inc. website, by login on to www.thetalbotsinc.com/ir/ir.asp .

The Talbots, Inc. is a leading international specialty retailer and direct marketer of women’s apparel, shoes and accessories. The Company currently operates a total of 1,422 stores in 47 states, the District of Columbia, Canada and the U.K., with 1,149 stores under the Talbots brand name and 273 stores under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as "expect," “achieve,” return to,” “ plan,” "look," "believe," "anticipate," "outlook," "will," "would," "target," "guidance," or similar statements or variations of such terms. All of the "outlook" information (including future profitability, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) and all of our above future strategic plans and initiatives constitute forward-looking information.

Our outlook, future strategic plans and initiatives and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve substantial risks and uncertainty, including assumptions and projections concerning timing, benefit and impact of strategic initiatives being implemented, our internal plan, and our budget for regular-price selling and markdown selling for the indicated forward periods. All of our outlook information, future strategic plans and initiatives and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake or plan to update or revise any outlook information or any other forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.

Any public statements or disclosures by us following this release which modify or impact any of the outlook or other forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such outlook or statements in or accompanying this release.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the risk that any of the strategic and other operating initiatives referred to above as well as other initiatives and actions taken as part of our plan or as a result of our strategic review may not occur at the time or in the manner currently anticipated or may not favorably impact our operations, the risk that the Company will not obtain an increase its working capital credit facility, the risk that our assumptions and expectations concerning cash resources will not be met as a result of sales trends, timing of working capital needs, tightening of consumer spending and other economic concerns, or other factors, the risk that benefits expected to be realized from our exit plans will not be achieved at the time or in the amount currently anticipated or at all, the risk that a return to profitability or profitable growth may take longer to be realized than expected or forecast, the risk that the Company may not at all times satisfy one or more of its financial covenants under its debt agreements and will be required to seek to obtain a waiver or amendment (which cannot be assured) of its debt agreement, acceptance of the Company's fashions, effectiveness of the Company's brand awareness and marketing programs and new promotional cadence strategy, any different or any increased negative trends in its regular-price or markdown selling, U.S .economic conditions including decreased consumer spending trends, the current housing problems, higher energy costs, higher unemployment and uncertainty in the financial and credit markets, success of our expected marketing events in driving store traffic and store and direct marketing sales, success of our catalogs in driving both our direct marketing sales and in driving store traffic, the Company's ability to anticipate and successfully respond to constantly changing customer tastes and preferences the timing and levels of markdowns, our ability to accurately estimate and forecast future full-price and markdown selling for each of our brands, the success of our current executive-level hires, the risk that the cost savings, operational efficiencies, and other synergies from J. Jill acquisition may not be fully realized or may take longer to realize than expected, and the risk associated with integrating and operating profitably and successfully as a multi-brand chain for the first time . In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under "Investor Relations" and you are urged to carefully consider all such factors.

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